UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2009 (July 9, 2009)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” or “plan,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements.  Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01   Entry into a Material Definitive Agreement.

On July 9, 2009, Premier Power Renewable Energy, Inc. (the “Registrant”) entered into an Escrow Agreement (the “Escrow Agreement”) with Rupinvest Sarl, a corporation duly organized and existing under the laws of Luxembourg (“Rupinvest”), Esdras Ltd., a corporation duly organized and existing under the laws of Cyprus (“Esdras”), and Capita Trust Company Limited, a private limited company incorporated in England and Wales and acting as escrow agent (the “Escrow Agent”).  Rupinvest is the wholly owned subsidiary of Esdras and it distributes, develops, and integrates ground mount and rooftop solar power systems in Italy through its sole wholly owned subsidiary, ARCO Energy, SRL (“Arco Energy”), a private limited company duly organized and existing under the laws of Italy.  The Escrow Agreement was entered into pursuant to the terms of a Share Exchange Agreement entered into between the Registrant, Rupinvest, and Esdras on June 3, 2009 (the “Share Exchange Agreement”), which agreement was disclosed in a Current Report on Form 8-K filed with the Commission on June 8, 2009 (the “June 8, 2009 Form 8-K”).  Escrow for the transaction contemplated by the Share Exchange Agreement was opened on June 23, 2009 (the “Escrow Opening Date”) pursuant to the terms of the Share Exchange Agreement.

The Escrow Agreement requires that the Registrant, Rupinvest, and Esdras deposit certain deliverables into the escrow account held by the Escrow Agent (the “Escrow”) not later than twenty (20) trading days after the Escrow Opening Date.  The Registrant acknowledged that Esdras fulfilled its obligation to transfer one thousand two hundred and fifty (1,250) shares of Rupinvest’s capital stock, which represents 100% of the issued and outstanding shares of Rupinvest’s capital stock (the “Rupinvest Shares”), to the Registrant pursuant to Section 7.2.1(e) of the Share Exchange Agreement by delivering the Rupinvest Shares to the Registrant directly and not by means of the Escrow.  Esdras waived the Registrant’s obligation to deliver twelve thousand five hundred Euros (€12,500, or approximately $17,544) to the Escrow Agent pursuant to Section 7.1.1(d) of the Share Exchange Agreement.

The Registrant must deliver to the Escrow Agent a stock certificate evidencing three million (3,000,000) restricted shares (the “Securities”) of our common stock, par value $0.0001 per share, which certificate will be registered in the name of the Escrow Agent or its custodial delegate and will be held in Escrow until their release pursuant to disbursement terms set forth in the Escrow Agreement.  The sales milestones and conditions that must be met and the amount of Securities, if any, to be released and transferred to Esdras upon meeting such milestones and conditions were previously described in our June 8, 2009 Form 8-K, which is incorporated herein by reference.

If between the Escrow Opening Date and December 31, 2009, any non-affiliate to the Registrant (a) acquires more than sixty-six percent (66%) of the Registrant’s voting securities, and as a result of such acquisition, (i) more than two-thirds (2/3) of the membership on the Registrant’s board of directors as of the Escrow Opening Date is changed, and (ii) the Registrant’s Chief Executive Officer and President is replaced (a “Change in Control Transaction”), and (b) either: (i) shuts down the operations of Arco Energy or changes Arco Energy’s business to an industry other than renewable energies, or (ii) does not provide the funding under Section 6.9 of the Share Exchange Agreement for any reason other than for fraud, malfeasance, or net operating losses, then Esdras will be entitled to receive one million (1,000,000) of the PPRW Shares (the “Change in Control Share Payment”), which will constitute the full and final share payment due to Esdras under the Escrow Agreement.  In the event of a Change in Control Share Payment, the Escrow Agent must return to the Registrant any and all PPRW Shares left in Escrow after the delivery to Esdras of such Change in Control Share Payment.

A copy of the Escrow Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Escrow Agreement.

Item 9.01   Financial Statements and Exhibits

(d)              Exhibits

No.	Description

10.1	Escrow Agreement between the Registrant, Rupinvest Sarl, Esdras Ltd., and Capita Trust Company Limited, dated July 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: July 15, 2009	By:	/s/ Teresa Kelley
Teresa Kelley Chief Financial Officer